Contact: J. Kimbrough Davis 850-671-0300
Executive Vice President and Chief Financial Officer

                                                            [CCBG LOGO]
Website: www.ccbg.com
For Immediate Release
Date: July 24, 2003

                   CAPITAL CITY BANK GROUP, INC. REPORTS
                        SECOND QUARTER EARNINGS OF
                     $0.49 PER DILUTED SHARE, UP 19.5%
-------------------------------------------------------------------------

2nd QUARTER 2003 HIGHLIGHTS

* Quarterly earnings of $6.4 million, or $0.49 per share, an increase of 18.2% and 19.5%, respectively, from the second quarter of 2002.

*  5-for-4 stock split and 25% dividend increase.

* Efficiency ratio of 62.50%, a 270 basis point improvement from the second quarter of 2002.

* Noninterest income up 26.1%, attributable to deposit fees and mortgage banking revenues.

* Strong credit quality as indicated by a nonperforming assets ratio of .38% and a net charge-off ratio of .27%.


*  Well capitalized with a Tier 1 capital ratio of 12.58%.

EARNINGS HIGHLIGHTS

                                                         Three Months Ended             Six Months Ended
                                                  --------------------------------    --------------------
                                                  June 30,    March 31,   June 30,    June 30,    June 30,
(Dollars in thousands, except per share data)       2003        2003        2002        2003        2002
----------------------------------------------------------------------------------------------------------
EARNINGS
Net Income                                        $ 6,440       6,361       5,448      12,801      10,559
Diluted Earnings Per Common Share <F1>            $  0.49        0.48        0.41        0.97        0.79
----------------------------------------------------------------------------------------------------------
PERFORMANCE
Return on Average Equity                            13.26%      13.55       12.37       13.40       12.09
Return on Average Assets                             1.45        1.44        1.27        1.44        1.23
Net Interest Margin                                  5.40        5.42        5.52        5.41        5.38
Noninterest Income as % of Operating Revenue        33.56       32.40       29.03       32.99       29.25
Efficiency Ratio                                    62.50       62.48       65.20       62.49       65.04
----------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 Capital Ratio                                12.58%      12.47       11.95       12.58       11.95
Total Capital Ratio                                 13.52       13.44       12.97       13.52       12.97
Leverage Ratio                                       8.85        8.59        8.39        8.85        8.39
Equity to Assets                                    10.45       10.24       10.36       10.45       10.36


                                                         Three Months Ended             Six Months Ended
                                                  --------------------------------    --------------------
                                                  June 30,    March 31,   June 30,    June 30,    June 30,
(Dollars in thousands, except per share data)       2003        2003        2002        2003        2002
----------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of Non-Performing Loans             331.15%     485.06      430.98      331.15      430.98
Allowance as a % of Loans                            0.93        0.95        0.97        0.93        0.97
Net Charge-Offs as % of Average Loans                0.27        0.26        0.17        0.27        0.21
Nonperforming Assets as % of Loans and ORE           0.38        0.29        0.28        0.38        0.28
----------------------------------------------------------------------------------------------------------STOCK PERFORMANCE
High <F1>                                         $ 36.43       32.32       27.84       36.43       27.84
Low <F1>                                            29.74       26.81       20.60       26.81       18.12
Close <F1>                                        $ 36.08       31.29       27.62       36.08       27.62
Average Daily Trading Volume                       13,251      11,037      18,368      12,170      15,858
----------------------------------------------------------------------------------------------------------

<F1>  All share and per share data have been restated to reflect the 5-for-4 stock split effective
      June 13, 2003.



Capital City Bank Group, Inc. (NASDAQ: CCBG) reported earnings for the second quarter totaling $6.4 million, or $0.49 per diluted share. This compares to $5.5 million, or $0.41 per diluted share, in the second quarter of 2002, increases of 18.2% and 19.5%, respectively. For the first six months ended June 30, 2003, the Company reported net income of $12.8 million, or $0.97 per diluted share. This represents increases from the comparable period in 2002 of 21.2% and 21.3%, respectively. The Return on Average Assets was 1.44% and the Return on Average Equity was 13.40% for the first half of 2003 compared to 1.23% and 12.09% for the comparable period in 2002.

The increase in both second quarter and year-to-date earnings was attributable to growth in operating revenues of 9.0% and 10.3%, respectively. This was a result of higher net interest income of 2.1% and 4.5%, respectively, and noninterest income of 26.1% and 24.4%, respectively. The net interest margin remained strong in the second quarter at 5.40%, attributable to a 62 basis points reduction in the Company's cost of funds. Growth in noninterest income resulted from increased service charge revenues, reflecting a higher level of NSF/overdraft fees and mortgage banking revenues, which continue to reflect increased production and the higher volume of fixed-rate residential mortgages sold to the secondary market.

William G. Smith, Jr., President and CEO, stated, "Capital City enjoyed another strong quarter with solid loan growth of 6.6%, a 5.40% margin and noninterest revenues up 21.6%. The Company is well positioned to capitalize in the second half on growth in the economy."

Net interest income was higher in the second quarter of 2003 by $434,000, and for the first six months of 2003 by $1.8 million, reflecting a continued decline in the cost of funds and a favorable shift in mix of earning assets. The favorable impact of lower funding costs and a shift in the earning asset mix was partially offset by lower asset yields. The Company's net interest margin for the three months ended June 30, 2003 was 5.40%, a decline of 12 basis points from the comparable period in 2002 and down slightly from the first quarter of 2003. The margin percentage may continue to decline slightly over the next quarter as historically low interest rates continue to prevail and the recent interest rate cuts by the Federal Reserve drive earning asset yields lower.

Provision for loan losses of $886,000 in the second quarter was higher than the comparable quarter in 2002 due to an increased level of net charge-offs. Net charge-offs for the second quarter totaled $889,000, or .27% of average loans compared to $526,000, or .17% of average loans in the second quarter of 2002. The year-to-date 2003 provision for loan losses of $1.7 million compared to a $1.4 million provision for the first half of 2002, reflecting the higher level of net charge-offs.

Noninterest income improved $2.2 million and $4.1 million, respectively, for the three and six months periods in 2003, resulting from higher deposit fees and strong mortgage banking revenues. The higher deposit fees are primarily attributable to increased revenue generated from growth in NSF/overdraft fees. Mortgage banking revenues grew 72.4% in the second quarter of 2003 compared to second quarter of 2002 due to the continued strong production of fixed rate mortgages. Noninterest income represented 2.35% of average assets for the first six months of 2003. This is an increase of 39 basis points from the 1.96% level reported in the comparable period in 2002. Noninterest revenues generated in the second quarter were 5.9% higher than the prior quarter and are expected to remain strong during the second half of the year.

Noninterest expense grew by $774,000 in the second quarter of 2003 and $2.0 million for the first half of 2003. The increase in both periods reflects higher pension costs, medical insurance premiums, salaries and performance base compensation. Compensation costs are anticipated to be higher in the third quarter versus the second quarter level, primarily reflecting higher medical costs. The efficiency ratio (defined as noninterest expense less intangible amortization divided by tax equivalent net interest income plus noninterest income) for the quarter declined 270 basis points to 62.50% compared to the second quarter of 2002, reflecting the 9.0% growth in operating revenues.

Average earning assets increased by $64.5 million, or 4.2%, in the second quarter of 2003 over the comparable period in 2002. The increase in earning assets reflects growth in average loans of $81.9 million, or 6.6%. The Company continues to experience a favorable shift in earning asset mix as average loans represented 81.6% of earning assets in the second quarter, compared to 79.8% in the second quarter of 2002. Loan demand remains moderate to strong in most markets.

Nonperforming assets of $5.1 million increased from the second quarter of 2002 by $1.6 million, primarily in nonaccruing commercial loans and represented .38% of total loans and other real estate. This compares to .28% and .30%, respectively, for the second and fourth quarters of 2002. The increase in non-performing assets experienced in the second quarter of 2003 was primarily due to three loans totaling $1.5 million being moved to non-accrual status. These loans are agricultural in nature, and $1.1 million is supported with 90% government guaranties of both principal and interest.

Average total deposits declined $24.8 million, or 1.7%, from the second quarter in 2002. Higher cost certificates of deposit declined $67.0 million, or 13.4%, primarily as a result of the lower interest rate environment. This decline was partially offset by growth in nonmaturity deposits, which created a favorable shift in deposit mix and a positive impact on the Company's cost of funds.

The Company ended the second quarter with approximately $114.4 million in average net overnight funds. This represents an increase from the second quarter of 2002 level of $93.2 million. The increase reflects borrowings from the Federal Home Loan Bank. Liquidity decreased slightly from the previous quarter and is anticipated to decline during the third quarter as the Company continues to experience loan growth and considers purchases of investment securities.

Capital City Bank Group, Inc., is a $1.9 billion financial services company headquartered in Tallahassee, Florida, providing traditional deposit and credit services, asset management, trust, mortgage banking, credit cards, data processing, and securities brokerage services. Founded in 1895, the Company has 53 banking offices, 70 ATMs and 10 Bank 'N Shop locations in 22 counties in Florida, Georgia, and Alabama. The Company also has four mortgage lending offices located in four additional Florida counties.



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release, that are not historical facts, contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a number of uncertainties and risks that have been described in Capital City Bank Group's annual report on Form 10-K for the fiscal year ended December 31, 2002, and the Company's other filings with the Securities and Exchange Commission. These uncertainties and risks could cause future results to differ materially from those anticipated by such statements.


CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited
----------------------------------------------------------------------------------------------------------------------------
                                                             2003                        2002               Six Months Ended
                                                      ------------------     ----------------------------       June 30,
                                                      Second      First      Fourth      Third     Second   ----------------
(Dollars in thousands, except per share data)         Quarter    Quarter     Quarter    Quarter    Quarter    2003     2002
----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans                           $ 23,363     23,174      23,628     23,897     23,570  $ 46,537  47,397
Interest on Investment Securities                       1,539      1,811       2,033      2,324      2,637     3,349   5,336
Interest on Funds Sold                                    332        352         391        182        392       685     907
----------------------------------------------------------------------------------------------------------------------------
     Total Interest Income                             25,234     25,337      26,052     26,403     26,599    50,571  53,640
----------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on Deposits                                    3,053      3,226       3,894      4,496      5,314     6,280  12,161
Interest on Short-term Borrowings                         340        329         236        194        177       669     337
Interest on Long-term Debt                                501        545         537        256        202     1,045     392
----------------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                  3,894      4,100       4,667      4,946      5,693     7,994  12,890
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                    21,340     21,237      21,385     21,457     20,906    42,577  40,750
Provision for Loan Losses                                 886        779         863        991        641     1,665   1,443
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for Loan Losses    20,454     20,458      20,522     20,466     20,265    40,912  39,307
============================================================================================================================
NONINTEREST INCOME
Service Charge Revenue                                  4,074      3,967       4,033      2,979      3,028     8,041   5,737
Data Processing Revenue                                   611        558         512        485        508     1,169   1,009
Asset Management Fees                                     650        605         631        585        675     1,255   1,305
Mortgage Banking Revenue                                1,893      1,576       2,618      1,612      1,098     3,469   2,345
Other Fees                                              3,553      3,471       3,449      3,426      3,243     7,024   6,450
----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Income                          10,781     10,177      11,243      9,087      8,552    20,958  16,846
============================================================================================================================
NONINTEREST EXPENSE
Compensation                                           11,356     11,370      11,267     10,888     10,516    22,726  21,059
Premises                                                1,510      1,369       1,477      1,363      1,485     2,879   2,879
FF&E                                                    1,874      1,795       2,021      1,819      1,941     3,669   3,837
Intangible Amortization                                   810        811         811        810        810     1,621   1,621
Other Expense                                           5,556      5,325       5,799      5,646      5,580    10,881  10,401
----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Expense                         21,106     20,670      21,375     20,526     20,332    41,776  39,797
============================================================================================================================

OPERATING PROFIT                                       10,129      9,965      10,390      9,027       8,485   20,094   6,356
Provision for Income Taxes                              3,689      3,604       3,668      3,226       3,037    7,293   5,797
----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                           $  6,440      6,361       6,722      5,801       5,448  $12,801  10,559
============================================================================================================================
PER SHARE DATA <F1>
Basic Earnings                                       $   0.49       0.48        0.51       0.44        0.41  $  0.97    0.80
Diluted Earnings                                         0.49       0.48        0.51       0.44        0.41     0.97    0.79
Cash Dividends                                       $  0.170      0.136       0.136      0.122       0.122  $ 0.306   0.244
AVERAGE SHARES <F1>
Basic                                                  13,209     13,207      13,189     13,189      13,219   13,209  13,262
Diluted                                                13,255     13,253      13,238     13,238      13,257   13,255  13,300
============================================================================================================================

<F1>  All share and per share data have been restated to reflect the 5-for-4 stock split effective June 13, 2003.



CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited
-----------------------------------------------------------------------------------------------------------------
                                                              2003                            2002
                                                     ----------------------     ---------------------------------
                                                       Second      First         Fourth      Third       Second
(Dollars in thousands, except per share data)          Quarter     Quarter       Quarter     Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Due From Banks                              $   98,388     85,976        89,823      87,613      83,008
Funds Sold                                              168,773    176,428       170,936      79,034      51,037
     Total Cash and Cash Equivalents                    267,161    262,404       260,759     166,647     134,045
-----------------------------------------------------------------------------------------------------------------
Investment Securities, Available-for-Sale               170,745    190,119       180,315     194,035     213,940

Loans, Net of Unearned                                1,332,387  1,311,556     1,285,221   1,286,909   1,262,629
  Allowance for Loan Losses                             (12,434)   (12,437)      (12,495)    (12,462)    (12,227)
-----------------------------------------------------------------------------------------------------------------
     Loans, Net                                       1,319,953  1,299,119     1,272,726   1,274,447   1,250,402

Premises and Equipment                                   53,132     51,484        48,897      47,633      47,734
Intangible Assets                                        27,413     28,223        29,034      29,844      30,655
Other Assets                                             32,186     33,168        33,040      31,323      32,893
-----------------------------------------------------------------------------------------------------------------
     Total Other Assets                                 112,731    112,875       110,971     108,800     111,282
-----------------------------------------------------------------------------------------------------------------
Total Assets                                         $1,870,590  1,864,517     1,824,771   1,743,929   1,709,669
=================================================================================================================
LIABILITIES
Deposits:
  Noninterest Bearing Deposits                       $  456,050    426,269       406,081     396,946     388,348
  Interest Bearing Deposits                           1,042,527  1,032,801     1,028,119   1,006,837   1,049,339
-----------------------------------------------------------------------------------------------------------------
     Total Deposits                                   1,498,577  1,459,070     1,434,200   1,403,783   1,437,687

Short-Term Borrowings                                   101,629    140,138       113,675      70,346      64,505
Long-Term Debt                                           57,664     53,651        71,745      66,987      13,063
Other Liabilities                                        17,251     20,644        18,620      20,838      17,324
-----------------------------------------------------------------------------------------------------------------
Total Liabilities                                     1,675,121  1,673,503     1,638,240   1,561,954   1,532,579
-----------------------------------------------------------------------------------------------------------------
SHAREOWNERS' EQUITY
Common Stock                                                132        106           106         106         106
Additional Paid-in-Capital                               15,447     15,120        14,717      14,539      14,526
Retained Earnings                                       177,346    173,152       168,587     163,659     159,467
Accumulated Other Comprehensive Income                    2,544      2,636         3,121       3,671       2,991
-----------------------------------------------------------------------------------------------------------------
Total Shareowners' Equity                               195,469    191,014       186,531     181,975     177,090
-----------------------------------------------------------------------------------------------------------------
Total Liabilities and Owners' Equity                 $1,870,590  1,864,517     1,824,771   1,743,929   1,709,669
=================================================================================================================
OTHER BALANCE SHEET DATA
Earning Assets                                       $1,671,905  1,678,103     1,636,472   1,559,978   1,527,606
Intangible Assets
  Goodwill                                                6,680      6,680         6,680       6,680       6,680
  Deposit Base                                           20,733     21,543        22,354      23,164      23,975
Interest Bearing Liabilities                          1,201,820  1,226,590     1,213,539   1,144,170   1,126,907
-----------------------------------------------------------------------------------------------------------------
Book Value Per Diluted Share <F1>                    $    14.73      14.42         14.08       13.75       13.39
Tangible Book Value Per Diluted Share <F1>                12.67      12.28         11.89       11.49       11.07
-----------------------------------------------------------------------------------------------------------------
Actual Basic Shares Outstanding <F1>                     13,221     13,207        13,196      13,189       13,189
Actual Diluted Shares Outstanding <F1>                   13,267     13,254        13,245      13,238       13,226
=================================================================================================================

<F1> All shares and per share data have been restated to reflect the 5-for-4 stock split effective June 13, 2003.


CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
  AND NONPERFORMING ASSETS
Unaudited
-----------------------------------------------------------------------------------------------------------------
                                                              2003                            2002
                                                     ----------------------     ---------------------------------
                                                       Second      First         Fourth      Third       Second
(Dollars in thousands, except per share data)          Quarter     Quarter       Quarter     Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period                         $12,437      12,495        12,462      12,227      12,113
Acquired Reserves                                            0           0             0           0           0
Provision for Loan Losses                                  886         779           863         991         640
Net Charge-Offs                                            889         837           830         756         526
-----------------------------------------------------------------------------------------------------------------
Balance at End of Period                               $12,434      12,437        12,495      12,462      12,227
=================================================================================================================
As a % of Loans                                           0.93%       0.95          0.97        0.97        0.97
As a % of Nonperforming Loans                           331.15      485.06        497.72      504.42      430.98
As a % of Nonperforming Assets                          244.73      329.89        325.14      340.50      345.50
=================================================================================================================
CHARGE-OFFS
Commercial, Financial and Agricultural                 $   177         142           136         278        220
Real Estate - Construction                                   0           0             0           0          0
Real Estate - Mortgage                                       0           0             0           0          0
Real Estate - Residential                                   32          19            65          37          9
Consumer                                                   916         887           874         760        753
-----------------------------------------------------------------------------------------------------------------
Total Charge-Offs                                      $ 1,125       1,048         1,075       1,075        982
=================================================================================================================
RECOVERIES
Commercial, Financial and Agricultural                 $    42          14            14          21         56
Real Estate - Construction                                   0           0             0           0          0
Real Estate - Mortgage                                       0           0            20           0          0
Real Estate - Residential                                    0           0             1           1         35
Consumer                                                   194         197           210         297         365
-----------------------------------------------------------------------------------------------------------------
Total Recoveries                                       $   236         211           245         319        456
=================================================================================================================
NET CHARGE-OFFS                                        $   889         837           830         756        526
=================================================================================================================
Net Charge-Offs as a % of Average Loans <F1>              0.27        0.26          0.25        0.24       0.17
=================================================================================================================
RISK ELEMENT ASSETS
Nonaccruing Loans                                      $ 3,755       2,564         2,510        2,471     2,837
Restructured                                                 0           0             0            0         0
-----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Loans                              3,755       2,564         2,510        2,471     2,837
Other Real Estate                                        1,326       1,206         1,333        1,189       702
-----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Assets                           $ 5,081       3,770         3,843        3,660     3,539
=================================================================================================================
Past Due Loans 90 Days or More                         $ 1,976       1,685         2,453          723       681
=================================================================================================================
Nonperforming Loans as a % of Loans                       0.28%       0.20          0.20         0.19       0.22
Nonperforming Assets as a % of
   Loans and Other Real Estate                            0.38        0.29          0.30         0.28       0.28
Nonperforming Assets as a % of Capital <F2>               2.44        1.85          1.93         1.88       1.87
=================================================================================================================

<F1>  Annualized
<F2>  Capital includes allowance for loan losses.


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
-------------------------------------------------------------------------------------------------------------------------------
                                                Second Quarter of 2003        First Quarter 2003         Fourth Quarter 2002
                                               -------------------------   -------------------------   ------------------------
                                               Average           Average   Average           Average   Average          Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------   ------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,316,705  $23,403  7.13%   1,289,161   23,220  7.30    1,292,892   23,696  7.27

Investment Securities
  Taxable Investment Securities                  118,494      929  3.13      138,646    1,180  3.41      113,951    1,380  4.82
  Tax-Exempt Investment Securities                62,552      923  5.90       64,772      955  5.89       66,610      986  5.92
--------------------------------------------------------------------------------------------------------------------------------

Total Investment Securities                      181,046    1,825  4.09      203,418    2,135  4.21      180,561    2,366  5.23

Funds Sold                                       114,382      332  1.15      122,708      352  1.15      118,082      392  1.30
--------------------------------------------------------------------------------------------------------------------------------

Total Earning Assets                           1,612,133  $25,587  6.37%   1,615,287   25,707  6.45    1,591,535   26,453  6.60
                                                          ==============               ============                ============
Cash and Due From Banks                           74,537                      82,453                      75,630
Allowance For Loan Losses                        (12,531)                    (12,619)                    (12,634)
Other Assets                                     112,852                     111,536                     107,643
--------------------------------------------------------                   ---------                   ---------
Total Assets                                  $1,786,991                   1,796,657                   1,762,174
========================================================                   =========                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  256,675      193  0.30%     262,618      203  0.31      255,452      293  0.45
  Money Market Accounts                          211,314      392  0.74      214,539      420  0.79      219,429      557  1.01
  Savings Accounts                               109,424       68  0.25      106,241       65  0.25      105,741       98  0.36
  Time Deposits                                  434,515    2,400  2.22      434,825    2,539  2.37      444,798    2,946  2.63
--------------------------------------------------------------------------------------------------------------------------------
                                               1,011,928    3,053  1.21    1,018,223    3,227  1.29    1,025,420    3,894  1.51

Short-Term Borrowings                            102,510      340  1.33      106,798      329  1.25       83,119      235  1.12
Long-Term Debt                                    54,434      501  3.69       72,372      544  3.05       68,665      538  3.11
--------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,168,872  $ 3,894  1.34%    1,197,393   4,100  1.39    1,177,204    4,667  1.57
                                                          ==============               ============                ============

Noninterest Bearing Deposits                     403,870                     389,540                     379,398
Other Liabilities                                 19,468                      19,308                      20,160
--------------------------------------------------------                   ---------                   ---------
Total Liabilities                              1,592,210                   1,606,241                   1,576,762

SHAREOWNERS' EQUITY:                          $  194,781                     190,416                     185,412
--------------------------------------------------------                   ---------                   ---------
Total Liabilities and Shareowners' Equity     $1,786,991                   1,796,657                   1,762,174
========================================================                   =========                   =========
Interest Rate Spread                                      $21,693  5.03%               21,607  5.06               21,786  5.03
========================================================================               ============               ============
Interest Income and Rate Earned                           $25,587  6.37                25,707  6.45               26,453  6.60
Interest Expense and Rate Paid <F2>                         3,894  0.97                 4,100  1.03                4,667  1.16
------------------------------------------------------------------------               ------------               ------------
Net Interest Margin                                       $21,693  5.40%               21,607  5.42               21,786  5.44
========================================================================               ============               ============

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
----------------------------------------------------------------------------------------------------
                                                 Third Quarter of 2002       Second Quarter 2002
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,266,591  $23,969  7.51%   1,234,787   23,646  7.68

Investment Securities
  Taxable Investment Securities                  131,939    1,646  4.97      150,188    1,935  5.17
  Tax-Exempt Investment Securities                68,692    1,022  5.95       69,472    1,051  6.06
----------------------------------------------------------------------------------------------------

Total Investment Securities                      200,631    2,668  5.32      219,660    2,986  5.44

Funds Sold                                        44,263      182  1.61       93,156      392  1.66
----------------------------------------------------------------------------------------------------

Total Earning Assets                           1,511,485  $26,819  7.04%   1,547,603   27,024  7.00
                                                          ==============               ============
Cash and Due From Banks                           69,765                      74,178
Allowance For Loan Losses                        (12,503)                    (12,265)
Other Assets                                     109,873                     110,579
--------------------------------------------------------                   ---------
Total Assets                                  $1,678,620                   1,720,095
========================================================                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  240,032      324  0.54%     241,059      323  0.54
  Money Market Accounts                          221,521      731  1.31      234,454      823  1.41
  Savings Accounts                               106,551      137  0.51      105,396      134  0.51
  Time Deposits                                  492,139    3,304  2.84      501,440    4,034  3.23
----------------------------------------------------------------------------------------------------
                                               1,030,243    4,496  1.73    1,082,349    5,314  1.97

Short-Term Borrowings                             64,915      194  1.19       70,257      177  1.01
Long-Term Debt                                    24,763      256  4.09       13,924      202  5.83
-----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,119,921  $ 4,946  1.75%   1,166,530    5,693  1.96
                                                          ==============               ============

Noninterest Bearing Deposits                     358,153                     358,266
Other Liabilities                                 19,636                      16,621
--------------------------------------------------------                   ---------
Total Liabilities                              1,497,710                   1,543,417

SHAREOWNERS' EQUITY:                          $  180,910                     176,678
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $1,678,620                   1,720,095
========================================================                   =========
Interest Rate Spread                                      $21,873  5.29%               21,331  5.04
========================================================================               ============
Interest Income and Rate Earned                           $26,819  7.04                27,024  7.00
Interest Expense and Rate Paid <F2>                         4,946  1.30                 5,693  1.48
------------------------------------------------------------------------               ------------
Net Interest Margin                                       $21,873  5.74%               21,331  5.52
------------------------------------------------------------------------               ------------

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
----------------------------------------------------------------------------------------------------
                                                    Six Months Ended           Six Months Ended
                                                     June 30, 2003               June 30, 2002
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,303,008  $46,623  7.22%   1,232,081   47,557  7.78

Investment Securities
  Taxable Investment Securities                  128,514    2,109  3.13      149,000    3,915  5.14
  Tax-Exempt Investment Securities                63,656    1,877  5.90       70,199    2,126  6.06
----------------------------------------------------------------------------------------------------

Total Investment Securities                      192,170    3,986  4.15      219,199    6,041  5.52

Funds Sold                                       118,523      685  1.15      110,293      907  1.64
----------------------------------------------------------------------------------------------------

Total Earning Assets                           1,613,701  $51,294  6.41%   1,561,573   54,505  7.04
                                                          ==============               ============
Cash and Due From Banks                           78,473                      73,228
Allowance For Loan Losses                        (12,575)                    (12,248)
Other Assets                                     112,198                     111,522
--------------------------------------------------------                   ---------
Total Assets                                  $1,791,797                   1,734,075
========================================================                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  259,630      396  0.31%     235,906      655  0.56
  Money Market Accounts                          212,918      812  0.77      228,138    1,616  1.43
  Savings Accounts                               107,841      133  0.25      103,770      265  0.52
  Time Deposits                                  434,669    4,939  2.29      535,116    9,624  3.63
----------------------------------------------------------------------------------------------------
                                               1,015,058    6,280  1.25    1,102,930   12,160  2.22

Short-Term Borrowings                            104,642      669  1.29       71,144      337  0.96
Long-Term Debt                                    63,354    1,045  3.33       13,863      392  5.70
-----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,183,054  $ 7,994  1.36%   1,187,937   12,889  2.19
                                                          ==============               ============

Noninterest Bearing Deposits                     396,744                     350,933
Other Liabilities                                 19,389                      19,121
--------------------------------------------------------                   ---------
Total Liabilities                              1,599,187                   1,557,991

SHAREOWNERS' EQUITY:                          $  192,610                     176,084
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $1,791,797                   1,734,075
========================================================                   =========
Interest Rate Spread                                      $43,300  5.05%               41,616  4.85
========================================================================               ============
Interest Income and Rate Earned                           $51,294  6.41                54,505  7.04
Interest Expense and Rate Paid <F2>                         7,994  1.00                12,889  1.66
------------------------------------------------------------------------               ------------
Net Interest Margin                                       $43,300  5.41%               41,616  5.38
------------------------------------------------------------------------               ------------

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.